Exhibit 5.1

Locke Lord Bissell & Liddell LLP
Attorneys & Counselors

401 9th Street N.W. Suite 400 South Washington, D.C. 20004	ATLANTA • AUSTIN • CHICAGO • DALLAS • HOUSTON • LONDON LOS ANGELES • NEW ORLEANS • NEW YORK • SACRAMENTO WASHINGTON, D.C.	Phone: (202) 220-6900 Fax: (202) 220-6945 www.lockelord.com

October 23, 2007

Southern Union Company

Panhandle Eastern Pipe Line Company, LP

5444 Westheimer Road

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Southern Union Company, a Delaware corporation (“Southern Union”), and Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership (“Panhandle”), in connection with the Post Effective Amendment No. 1 to the registration statement on Form S-3 (Registration No. 333-137998) (the “Amendment”) being filed by Southern Union and Panhandle with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

We have reviewed the Amendment, including the prospectus that is part of the Amendment (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by one or more Prospectus Supplements will provide for the issuance and sale by Panhandle of senior debt securities of Panhandle (“Debt Securities”).

The Debt Securities are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and are to be issued pursuant to the Indenture, dated March 29, 1999, between Panhandle and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association, Bank One Trust Company, National Association, and NBD Bank), as trustee (in such capacity, the “Trustee”), as amended and supplemented by a supplemental indenture with respect to the Debt Securities (the “Indenture”).

We have examined the Amendment and the documents filed as exhibits thereto with the Securities and Exchange Commission. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of Southern Union and Panhandle.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that:

A.           at any time Panhandle issues Debt Securities, Panhandle will be validly existing and in good standing under the laws of the State of Delaware, the Amendment shall be effective and such effectiveness shall not have been terminated or rescinded, and there shall not have occurred any change in law affecting the validity or enforceability of such Debt Securities from the date hereof until the time of their issuance;

B.            at any time Panhandle issues the Debt Securities, the Board of Directors of Southern Union (as sole member of Southern Union Panhandle LLC, acting as the general partner of Panhandle) shall have duly established the terms of such Debt Securities and duly authorized the issuance and sale of such Debt Securities, and such authorization shall not have been modified or rescinded;

C.            none of the terms of the Debt Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Debt Securities, nor the compliance by Panhandle thereof with the terms of such Debt Securities, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Panhandle, or any restriction imposed by any court or governmental body having jurisdiction over Panhandle; and

D.           to the extent the obligations of Panhandle under the Indenture may be dependent thereon, the Indenture has been duly authorized, executed and delivered by the Trustee and the Indenture is now, and at the time of execution, authentication, issuance and delivery of any Debt Securities will be, the valid and legally binding obligation of the Trustee; the Trustee for the Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Trustee is duly qualified to engage in the activities contemplated by the Indenture; the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, and subject to the additional qualifications and limitations set forth below, we are of the opinion that:

1.             When (i) the Board of Directors of Southern Union (as sole member of Southern Union Panhandle LLC, acting as the general partner of Panhandle) adopts resolutions authorizing the issuance of particular Debt Securities and (ii) Panhandle and the Trustee duly execute and deliver the Indenture that establishes the specific terms of such Debt Securities, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of Panhandle against payment therefore in accordance with the terms and provisions of the Indenture as contemplated by the Amendment, the Prospectus and the related Prospectus Supplement(s), and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Amendment, the Prospectus and the related Prospectus Supplement(s), and (b) the Debt Securities are then issued and sold as contemplated in the Amendment, the Prospectus and the Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of Panhandle.

The opinion set forth above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principals of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the unenforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) the effect of acceleration of Debt Securities on the collectibility of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

The opinions rendered herein are limited to the internal law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Amendment. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission relating thereto. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Locke Lord Bissell & Liddell LLP

By:	/s/ Seth M. Warner
Seth M. Warner